Exhibit 1

JOINT FILING AGREEMENT

PURSUANT TO RULE 13d-1(k)

The undersigned acknowledge and agree that the foregoing statement on Schedule 13G is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13G shall be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him or it contained herein and therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that he or it knows or has reason to believe that such information is inaccurate.

Date: February 14, 2022

kismet sponsor limited

By:	/s/ Jason Simon
	Name:	Jason Simon
	Title:	Attorney-in-Fact*

/s/ Jason Simon
Jason Simon,
Attorney-in-Fact for Ivan Tavrin*

*	The Powers of Attorney given by each of Kismet Sponsor Limited and Ivan Tavrin were previously filed as exhibits 24.1 to the Form 3s filed by Kismet Sponsor Limited and Ivan Tavrin with the SEC on February 17, 2021, and are herein incorporated by reference.